Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Liberty Property Trust Amended and Restated Share Incentive Plan of our report dated February 6, 2004, with respect to the consolidated financial statements and schedule of Liberty Property Trust included in its Annual Report (Form 10-K) for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

Philadelphia, Pennsylvania
September 9, 2004